Exhibit 1.1

10,394,520 Shares

INFRASOURCE SERVICES, INC.

Common Stock

UNDERWRITING AGREEMENT

August     , 2006

CREDIT SUISSE SECURITIES (USA) LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

LEHMAN BROTHERS INC.

FIRST ALBANY CAPITAL INC.
As Representatives of the several
  Underwriters named in Schedule 1 attached hereto,
c/o Credit Suisse Securities (USA) LLC
2121 Avenue of the Stars, Suite 3000
Los Angeles, CA 90067

Ladies and Gentlemen:

Certain stockholders of InfraSource Services, Inc., a Delaware corporation (the “Company”), named in Schedule 2 attached hereto (the “Selling Stockholders”), propose to sell an aggregate of 10,394,520 shares (the “Firm Stock”) of the Company’s common stock, par value $.001 per share (the “Common Stock”). In addition, the Selling Stockholders propose to grant to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) options to purchase up to an aggregate of 1,559,179 additional shares of the Common Stock on the terms set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.”  This is to confirm the agreement concerning the purchase of the Stock from the Selling Stockholders by the Underwriters.

1.   Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees with the several Underwriters that:

(a)           A registration statement on Form S-3 (File No. 333-135425) relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii)  been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been made available by the Company to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i)            “Applicable Time” means [        ] p.m. (New York City time) on the date of this Agreement;

(ii)           “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

(iv)          “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement before it becomes effective or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations or included in the registration statement at the time of its effectiveness that omits Rule 430A Information (as defined below);

(v)           “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time (which Issuer Free Writing Prospectuses are identified on Schedule 4 hereto), other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(vi)          “Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”); and

(vii)         “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement, and including all information deemed to be a part of the Registration Statement as of the Effective Date pursuant to Rule 430A of the Rules and Regulations and contained in the Prospectus (the “Rule 430A Information”).

If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary

Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement.

(b)           The Company was not at the time of initial filing of the Registration Statement an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations (“Rule 405”)). The Company has been since the time of initial filing of the Registration Statement and as of the date hereof is eligible to use Form S-3 for the offering of the Stock.

(c)           The Registration Statement conformed in all material respects on the Effective Date and any amendment to the Registration Statement filed after the date hereof will conform in all material respects on the applicable Effective Date, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(d)           The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(e)           The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(f)            The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(h)           Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus;  provided that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(i)            Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the written consent of the Representatives except as listed on Schedule 4 hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j)            Each of the Company and its subsidiaries (as defined in Section 19) has been duly incorporated or, in the case of each subsidiary that is not a corporation, organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing, would not, in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year.

(k)           The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Capitalization,” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the Company’s registration statement on Form 8-A filed with the Commission on April 29, 2004 and incorporated by reference in each of the most recent Preliminary Prospectus and the Prospectus and were issued in compliance in all material respects with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform in all material respects to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus and were issued in material compliance with federal and state securities laws. All of the issued shares of capital stock or other equity interests, as applicable, of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and, with respect to each subsidiary that is a corporation, are non-assessable and (except for directors’ qualifying shares for foreign subsidiaries and except as set forth in each of the most recent Preliminary Prospectus and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)            The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(m)          The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except, in the case of clauses (i) and (iii), such conflicts, breaches, violations or defaults as would not reasonably be expected to have a Material Adverse Effect.

(n)           Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required under the Exchange Act, by the National Association of Securities Dealers, Inc. (the “NASD”) or under applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(o)           Except as identified in each of the most recent Preliminary Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement previously filed by the Company under the Securities Act.

(p)           Except as described in each of the most recent Preliminary Prospectus and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(q)           Except as described in each of the most recent Preliminary Prospectus and the Prospectus, (A) neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in each of the most recent Preliminary Prospectus and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (B) since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as would not reasonably be expected to have a Material Adverse Effect.

(r)            Since the respective dates as of which information is given in each of the most recent Preliminary Prospectus and the Prospectus and except as may otherwise be described therein, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(s)           The historical financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in each of the most recent Preliminary Prospectus and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except as otherwise stated therein.

(t)            PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in each of the most recent Preliminary Prospectus and the Prospectus and who have delivered the initial letter referred to in Section 9(i) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(u)           The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is commercially reasonable for the conduct of their respective businesses.

(v)           The statistical and market-related data included in each of the most recent Preliminary Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects.

(w)          Neither the Company nor any subsidiary is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(x)            Except as described in each of the most recent Preliminary Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(y)           Except as described in each of the most recent Preliminary Prospectus and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described.

(z)            No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent, in each case, that would reasonably be expected to have a Material Adverse Effect.

(aa)         The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(bb)         The Company and each of its subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all material taxes due thereon other than those payable without interest or penalty or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and the Company does not have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(cc)         Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets (including, without limitation, the Federal Communications Commission) or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation, default or failure could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)         There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, as to which they are required to be in compliance, except as would not reasonably be expected to result in a Material Adverse Effect.

(ee)         The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and are not aware that the conduct of their respective businesses conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except as would not reasonably be expected to have a Material Adverse Effect.

(ff)           There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action as would not reasonably be expected to have a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto or from such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release as would not reasonably be expected to have a Material Adverse Effect. The terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(gg)         Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(ii)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj)           The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 6(a)(vi) and any Issuer Free Writing Prospectus identified on Schedule 4 hereto.

(kk)         The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

Any certificate signed by any officer of the Company and delivered to the Representatives in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.   Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents, warrants and agrees with the several Underwriters that:

(a)           Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405), relating to the Stock except as set forth on Schedule 4 hereto;

(b)           The Selling Stockholder has, and immediately prior to any Delivery Date on which the Selling Stockholder is selling shares of Stock, the Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the shares of Stock to be sold by the Selling Stockholder hereunder on such Delivery Date, free and clear of all liens, encumbrances, equities or claims, except for any liens, encumbrances, equities or claims arising under the Custody Agreement (as defined below), the Powers of Attorney (as defined below) and this Agreement.

(c)           Upon payment for the Stock to be sold by such Selling Stockholder, delivery of such Stock, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Stock), (i) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Stock and (ii) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Stock may be successfully asserted against Credit Suisse Securities (USA) LLC as representative of the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(d)           The Selling Stockholder has placed in custody under a custody agreement (the “Custody Agreement” and, together with all other similar agreements executed by the other Selling Stockholders, the “Custody Agreements”) with LaSalle Bank National Association, as custodian (the “Custodian”), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program) representing the shares of Stock to be sold by the Selling Stockholder hereunder.

(e)           The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney” and, together with all other similar agreements executed by the other Selling Stockholders, the “Powers of Attorney”) appointing Messrs. David R. Helwig, Terence R. Montgomery, Deborah Lofton and Ian A. Schapiro as attorneys-in-fact (the “Attorneys-in-Fact”), with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement on such Selling Stockholder’s behalf and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

(f)            The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement, the Custody Agreement and the Power of Attorney.

(g)           This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(h)           The Power of Attorney and the Custody Agreement have been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder and constitute valid and legally binding obligations of the Selling Stockholder enforceable against the Selling Stockholder in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(i)            The execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) for each Selling Stockholder that is not a natural person, result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of such Selling Stockholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults as would not reasonably be expected to materially adversely affect such Selling Stockholder’s ability to perform its obligations hereunder and under the Custody Agreement and the Power of Attorney.

(j)            No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the execution, delivery and performance of this Agreement, the Custody Agreement or the Power of Attorney by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under the Exchange Act, by the NASD and under applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriters.

(k)           To the knowledge of the Selling Stockholder, the Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the representations and warranties in this Section 2(k) only apply to statements or omissions in the Registration Statement based on and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein; provided, further that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(l)            To the knowledge of the Selling Stockholder, the Prospectus does not, as of its date, and will not on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this Section 2(l) only apply to statements or omissions in the Prospectus based on and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein; provided, further that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(m)          To the knowledge of the Selling Stockholder, the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this Section 2(m) only apply to statements or omissions in the Pricing Disclosure Package based on and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein; provided, further that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholders through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(n)           The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

(o)           The sale of the Common Stock by any Selling Stockholder that is an affiliate of the Company does not, to the knowledge of such Selling Stockholder, violate any of the Company’s internal policies regarding the sale of stock by its affiliates.

Any certificate signed by any Selling Stockholder and delivered to the Representatives in connection with the offering of the Stock shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

3.   Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each Selling Stockholder hereby agrees to sell the number of shares of the Firm Stock set forth opposite its name in Schedule 2 hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from each Selling Stockholder, that number of shares of the Firm Stock that represents the same proportion of the number of shares of the Firm Stock to be sold by such Selling Stockholder as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 represents the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, each Selling Stockholder grants to the Underwriters an option to purchase up to the number of shares of Option Stock set forth opposite such Selling Stockholder’s name in Schedule 2 hereto, severally and not jointly. Such options are exercisable in the event that the Underwriters sell more shares of Common Stock than the number of shares of Firm Stock in the offering and as set forth in Section 5 hereof. Any such election to purchase Option Stock shall be made in proportion to the maximum number of shares of Option Stock to be sold by each Selling Stockholder as set forth in Schedule 2 hereto. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

The price of both the Firm Stock and any Option Stock purchased by the Underwriters shall be $[          ] per share.

The Selling Stockholders shall not be obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

4.   Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

5.   Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.”  Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the aggregate purchase prices of the Firm Stock being sold by the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Stockholders shall deliver the Firm Stock through the facilities of The DTC unless the Representatives shall otherwise instruct.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company and the Selling Stockholders by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered are sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Stock by the Selling Stockholders and payment for the Option Stock by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On the Option Stock Delivery Date, the Selling Stockholder shall, severally and not jointly, deliver or cause to be delivered the Option Stock to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Option Stock being sold by the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Stockholders shall deliver the Option Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

6.   Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i)            To prepare the Prospectus in a form reasonably acceptable to the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to make available to the Representatives copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(ii)           To furnish promptly to each of the Representatives and to counsel for the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including, upon request, all consents and exhibits filed therewith;

(iii)          Upon request, to deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and to file such document and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv)          To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or requested by the Commission;

(v)           During the time that delivery of a prospectus is required for the initial offering and sale of the Stock, prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (other than any reports or documents filed or required to be filed by the Company under the Exchange Act or the rules and regulations thereunder), which consent shall not be unreasonably withheld;

(vi)          Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives except as listed on Schedule 4 hereto;

(vii)         To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or, when taken together with the Preliminary Prospectus and the Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and to file such document and, upon their request, to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii)        Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject or (iv) take any action that would subject it to general service of process in any jurisdiction where it is not presently so subject;

(ix)           For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Credit Suisse Securities (USA) LLC, on behalf of the Underwriters, and to use reasonable best efforts to cause each officer, director and stockholder of the Company set forth on Schedule 3 hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Credit Suisse Securities (USA) LLC, on behalf of the Underwriters, waive such extension in writing; provided, however, the continuation of such restrictions shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act;

(b)           Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company

(any such issuer information the use of which the Company has consented to, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from Permitted Issuer Information or issuer information described in the immediately preceding clause (i).

7.   Further Agreements of the Selling Stockholders. Each Selling Stockholder severally and not jointly agrees:

(a)           That, subject to the terms and conditions hereunder, the Stock to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders thereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

(b)           Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405), relating to the Stock.

(c)           To deliver to the Representatives prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

(d)           To cooperate with the Company and the Underwriters and to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all such other instruments, and take all such other actions as such party may reasonably be requested to take by the Company and the Underwriters from time to time, in order to effectuate the sale of the Stock by such Stockholder in the offering contemplated hereby.

8.   Expenses. Each Selling Stockholder agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay a pro rata proportion, equal to the same proportion as the number of shares of the Firm Stock to be sold by such Selling Stockholder (as listed on Schedule 2 hereto) (or, if the transactions contemplated by this Agreement are not completed, the number of shares of Common Stock registered on such Selling Stockholders’ behalf for sale in the Registration Statement), represents to the total number of shares of Firm Stock to be purchased by the Underwriters pursuant to this Agreement (or, if the transactions contemplated by this Agreement are not completed, the number of shares of Common Stock registered on such Selling Stockholders’ behalf for sale in the Registration Statement), of all costs, expenses and fees incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other stamp or transfer taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the delivery and distribution of the Custody Agreements and the Powers of Attorney and the fees and expenses of the Custodian (and any Attorney-in-Fact); (f) any required review by the NASD of the terms of sale of the Stock; (g)  the inclusion of the Stock on the New York Stock Exchange and/or any other exchange; (h) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(a)(viii) and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Underwriters); (k) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (l) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters, and the Selling Stockholders shall pay the costs and expenses incurred by them related to their performance hereunder and all underwriting discounts, selling commissions and transfer taxes payable in connection with their respective sales of Stock to the Underwriters.

9.   Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the applicable Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder to be performed on or prior to the applicable Delivery Date, and to each of the following additional terms and conditions:

(a)           The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or to the Company’s knowledge threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with in all material respects.

(b)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements, the Powers of

Attorney, the Stock, the Registration Statement, the Prospectus, and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)           Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth on Exhibit B-1.

(d)           The Representatives shall have received from Latham & Watkins LLP counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e)           Ballard Spahr Andrews & Ingersoll, LLP shall have furnished to the Representatives a written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth on Exhibit B-2.

(f)            Snell & Wilmer, L.L.P. shall have furnished to the Representatives a written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth on Exhibit B-3.

(g)           The respective counsel for the Selling Stockholders shall have furnished to the Representatives its written opinion, as counsel to the Selling Stockholders for whom it is acting as counsel, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth on
Exhibit B-4.

(h)           At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i)            With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j)            The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i)            To such officer’s knowledge, the representations and warranties of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date; and

(ii)           No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened.

(k)           (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in each of the most recent Preliminary Prospectus and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)            Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, and

(ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(m)          Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions arising after the date hereof on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n)           Each Selling Stockholder (or one or more Attorneys-in-Fact on behalf of the Selling Stockholders) shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct in all material respects on and as of such Delivery Date and that the Selling Stockholder has complied in all material respects with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

(o)           The Lock-Up Agreements between the Representatives and the officers, directors and stockholders of the Company set forth on Schedule 3, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

10.   Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that

Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement , the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein (with respect to any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto or any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or any Non-Prospectus Road Show, in light of the circumstances in which they were made) not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any reasonable legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)           The Selling Stockholders, severally and not jointly, in proportion to the number of shares of Stock to be sold by each of them hereunder, shall indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus in any amendment or supplement thereto, in any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or in any Non Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or any Non Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein (with respect to the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any amendment or supplement thereto, any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or any Non Prospectus Road Show, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion therein and shall reimburse each Underwriter, its directors, officers and employees and each such controlling person promptly upon demand for any reasonable legal or other expenses reasonably incurred by that Underwriter, its directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto, or any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Selling Stockholders through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f). The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds from the offering of the shares of the Stock purchased under this Agreement and actually received by such Selling Stockholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

(c)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Stockholder, their respective directors, officers and employees, and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any Issuer Free Writing Prospectus, or in any amendment or supplement thereto, or any Non Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein (with respect to the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto or any Non-Prospectus Road Show, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f) and shall reimburse the Company, such Selling Stockholder and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, such Selling Stockholder or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, such Selling Stockholder or any such director, officer, employee or controlling person.

(d)           Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided,  further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Stockholder under this Section 10 if (i) the Company, the applicable

Selling Stockholders and the Underwriters shall have so mutually agreed; (ii) the Company or the applicable Selling Stockholders, as applicable, have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) in the opinion of counsel to the Representatives, the Underwriters and their respective directors, officers, employees and controlling persons may have legal defenses available to them that are different from or in addition to those available to the Company or the applicable Selling Stockholders, as applicable; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Company or the Selling Stockholders, on the other hand, and in the opinion of counsel to the Representatives representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company or the applicable Selling Stockholders, as applicable. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e)           If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof or referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, as set forth in the table on the cover page of the

Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f)            The Underwriters severally confirm and the Company and the Selling Stockholders acknowledge that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of the Prospectus and the following information under the caption “Underwriting” in each of the most recent Preliminary Prospectus and the Prospectus (i) concession and reallowance figures, (ii) the information in the table in the first paragraph, (iii) the information contained in the eighth paragraph relating to stabilization, short positions and penalty bids, and (iv) the information contained in the tenth paragraph relating to electronic distribution constitute the only information concerning such Underwriters furnished in writing to the Company and the Selling Stockholders by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

11.   Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Stock Delivery Date, the obligation of the Underwriters to purchase, and of the Selling Stockholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except that the Company and the Selling Stockholders will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or the Selling Stockholders for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

12.   Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(k), 9(l) or 9(m) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

13.   Reimbursement of Underwriters’ Expenses. If (a) the Company or any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Selling Stockholders will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, to be paid by each Selling Stockholder pro rata, in the same proportion as the number of shares of the Firm Stock to be sold by such Selling Stockholder (as listed on Schedule 2 hereto) (or, if the transactions contemplated by this Agreement are not completed, the number of shares of Common Stock registered on such Selling Stockholders’ behalf for sale in the Registration Statement), represents to the total number of shares of Firm Stock to be purchased by the Underwriters pursuant to this Agreement and upon demand the Selling Stockholders shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to

Section 11 by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

14.   Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by such Underwriters’ investment banking divisions. The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.   No Fiduciary Duty. The Company and the Selling Stockholders acknowledge and agree that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, Selling Stockholders and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Selling Stockholders, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; ~~(iii)~~ any duties and obligations that the Underwriters may have to the Company or Selling Stockholders shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Stockholders. The Company and the Selling Stockholders hereby waive any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with the Offering.

16.   Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Credit Suisse Securities (USA) LLC, 2121 Avenue of the Stars, Suite 3000, Los Angeles, CA 90067, Attention: Transactions Advisory Group, with a copy to Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, Attention:  Mark

Stegemoeller (Fax:  213-891-8763), and, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010.

(b)           if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:  David Helwig (Fax: 610-619-3081), with a copy to the Company at such address, Attention: General Counsel, and Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Ave., Suite 3400, Los Angeles, California 90071, Attention:  Jeffrey H. Cohen (Fax: 213-687-5600); and

(c)           if to any Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth on Schedule 2 hereto, with a copy to the counsel, if any, to such Selling Stockholder listed on such schedule.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Credit Suisse Securities (USA) LLC on behalf of the Representatives, and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by any Attorney-in-Fact.

17.   Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of (i) the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act and (ii) directors of any Selling Stockholder and any person controlling such Selling Stockholder within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18.   Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19.   Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or

Friday that is not a day on which banking institutions in The City of New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” means InfraSource Incorporated, InfraSource Underground Services, Inc., Blair Park Services, Inc., Sunesys, Inc., Dashiell Holdings Corporation, Dashiell Ltd., InfraSource Transmission Service Company, InfraSource Maslonka, LLC, InfraSource Underground Construction, Inc., InfraSource Mid-Atlantic, Inc., InfraSource Underground Installation, LLC and InfraSource Underground Construction, LLC.

20.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21.   Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22.   Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement

If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

INFRASOURCE SERVICES, INC.

By:
Name:
Title:

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE 2
TO THIS AGREEMENT

By:
Attorney-in-Fact
Name:
Title:

Accepted:

CREDIT SUISSE SECURITIES (USA) LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

LEHMAN BROTHERS INC.

FIRST ALBANY CAPITAL INC.

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By CREDIT SUISSE SECURITIES (USA) LLC

By:
Authorized Representative

By MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Authorized Representative